Exhibit 99.1
For Release: August 2, 7:30 a.m. EDT

GM Reports Second Quarter Net Income of $1.5 Billion and
EBIT-adjusted of $2.1 Billion

DETROIT - General Motors Co. (NYSE: GM) today announced second quarter net income attributable to common stockholders of $1.5 billion, or $0.90 per fully-diluted share. In the second quarter a year ago, GM's net income attributable to common stockholders was $2.5 billion, or $1.54 per fully-diluted share.

Net revenue in the second quarter of 2012 was $37.6 billion, compared with $39.4 billion in the second quarter of 2011. The decrease was due almost entirely to the strengthening of the U.S. dollar versus other major currencies. Earnings before interest and tax (EBIT) adjusted was $2.1 billion, compared with $3.0 billion in the second quarter of 2011. Total restructuring expense included in EBIT-adjusted for the second quarter of 2012 was $0.1 billion.

“Our results in North America, our International Operations and at GM Financial were solid but we clearly have more work to do to offset the headwinds we face, especially in regions like Europe and South America,” said GM chairman and CEO Dan Akerson. “Despite the challenging environment, GM has now achieved 10 consecutive quarters of profitability, which is a milestone the company has not achieved in more than a decade.”

GM Results Overview (in billions except for per share amounts)

	Q2 2012	Q2 2011
Revenue	$37.6	$39.4
Net income attributable to common stockholders	$1.5	$2.5
Earnings per share (EPS) fully diluted	$0.90	$1.54
Impact of special items on EPS fully diluted	—	—

EBIT-adjusted	$2.1	$3.0

Automotive net cash flow from operating activities	$3.8	$5.0
Automotive free cash flow	$1.7	$3.8

Segment Results

•	GM North America (GMNA) reported EBIT-adjusted of $2.0 billion, compared with $2.2 billion in the second quarter of 2011.

•	GM Europe (GME) reported an EBIT-adjusted loss of $0.4 billion, compared with EBIT-adjusted of $0.1 billion in second quarter of 2011.

•	GM International Operations (GMIO) reported EBIT-adjusted of $0.6 billion, equal to the second quarter of 2011.

•	GM South America (GMSA) reported breakeven results on an EBIT-adjusted basis, compared

1

with EBIT-adjusted of $0.1 billion in the second quarter of 2011. The second quarter 2012 results include $0.1 billion in restructuring expenses.

•	GM Financial earnings before tax was $0.2 billion for the quarter, compared with $0.1 billion a year ago.

•	In the Corporate segment, GM reported EBIT-adjusted of $(0.2) billion, of which $(0.1) billion was attributable to a non-cash foreign exchange loss.

Cash Flow and Liquidity
For the quarter, automotive cash flow from operating activities was $3.8 billion and automotive free cash flow was $1.7 billion. GM ended the quarter with very strong total automotive liquidity of $38.5 billion. Automotive cash and marketable securities was $32.6 billion, compared with $31.5 billion at the end of the first quarter of 2012.

At the end of the first quarter, GM indicated that GMNA's results for the second and third quarters of 2012 were expected to be comparable to the first quarter. Second quarter GMNA results were stronger in part due to timing of spending that was deferred to the third quarter. GM continues to expect that the average of its second and third quarter EBIT-adjusted in GMNA will be comparable to first quarter results.

“We're executing an aggressive product plan around the world, and at the same time we are working systematically to simplify the business and truly leverage our scale to grow our margins,” said Dan Ammann, senior vice president and CFO.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM's brands include Chevrolet and Cadillac, as well as Baojun, Buick, GMC, Holden, Isuzu, Jiefang, Opel, Vauxhall and Wuling. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

Contacts:
Jim Cain
Cell 313-407-2843
james.cain@gm.com

Randy Arickx
Cell 313-268-7070
randy.c.arickx@gm.com
Forward-Looking Statements

In this press release and in related comments by our management, our use of the words “expect,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; the overall strength and stability of our markets, particularly Europe; and our ability to continue to attract new customers, particularly for our new products. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

2

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted), and Automotive free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted and Automotive free cash flow are considered non-GAAP financial measures.

Management believes these non-GAAP financial measures provide meaningful supplemental information regarding GM's operating results because they exclude amounts that management does not consider part of operating results when assessing and measuring the operational and financial performance of the organization. Management believes these measures allow it to readily view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions. Accordingly, GM believes these non-GAAP financial measures are useful in allowing for greater transparency of GM's core operations and they are therefore used by management in its financial and operational decision-making.

While management believes that these non-GAAP financial measures provide useful information, they are not operating measures under U.S. GAAP, and there are limitations associated with their use. GM's calculation of these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences between companies in their method of calculation. As a result the use of these non-GAAP financial measures has limitations and should not be considered in isolation from, or as a substitute for, other measures such as Net income or Net income attributable to stockholders. Due to these limitations, these non-GAAP financial measures are used as a supplement to U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Operating segments
GMNA(a)	$1,965	$2,249	$3,656	$3,502
GME(a)	(361)	102	(617)	107
GMIO(a)	557	573	1,086	1,159
GMSA(a)	(19)	57	64	147
GM Financial(b)	217	144	398	274
Total operating segments(b)	2,359	3,125	4,587	5,189
Corporate and eliminations	(240)	(163)	(286)	(185)
EBIT-adjusted(b)	2,119	2,962	4,301	5,004
Special items	—	—	(612)	1,483
Corporate interest income	86	124	175	251
Automotive interest expense	118	155	228	304
Loss on extinguishment of debt	—		18
Income tax expense (benefit)	241	(61)	457	76
Net income attributable to stockholders	$1,846	$2,992	$3,161	$6,358
__________

(a)
GM's automotive operations interest and income taxes are recorded centrally in Corporate; therefore, there are no reconciling items for GM's automotive operating segments between EBIT-adjusted and Net income attributable to stockholders.

(b)	GM Financial amounts represent income before income taxes.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following summarizes the special items:

There were no special items in the three months ended June 30, 2012 and 2011.

In the six months ended June 30, 2012 special items included Goodwill impairment charges of $590 million in GME and $22 million in GMIO.

In the six months ended June 31, 2011 special items included the following:

•	Gain of $1.6 billion in GMNA related to the sale of GM's Class A Membership Interests in Delphi Automotive LLP;

•	Gain of $339 million in Corporate related to the sale of 100% of the Ally Financial, Inc. preferred stock;

•	Goodwill impairment charges of $395 million in GME; and

•	Charges of $106 million in GMIO related to GM's India joint venture.

The following table summarizes the reconciliation of Automotive free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Automotive free cash flow	$1,698	$3,789	$1,980	$1,871
Capital expenditures	2,062	1,172	4,052	2,494
Automotive net cash provided by operating activities	$3,760	$4,961	$6,032	$4,365

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2012
Total net sales and revenue	$22,900	$5,894	$6,945	$4,179	$10	$(2,802)	$37,126	$487	$1	$37,614

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$894	$295	$149	$117	$14	$(1)	$1,468	$54	$(2)	$1,520

Equity income, net of tax and gain on disposal of investments	$2	$—	$298	$—	$—	$—	$300	$—	$—	$300

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2011
Total net sales and revenue(a)	$23,128	$7,459	$6,402	$4,363	$14	$(2,323)	$39,043	$330	$—	$39,373

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$990	$374	$123	$115	$13	$—	$1,615	$19	$—	$1,634

Equity income, net of tax and gain on disposal of investments	$3	$—	$379	$—	$—	$—	$382	$—	$—	$382

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2012
Total net sales and revenue	$47,076	$11,407	$13,005	$8,118	$25	$(5,177)	$74,454	$918	$1	$75,373

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,782	$575	$278	$235	$26	$(1)	$2,895	$97	$(4)	$2,988

Equity income, net of tax and gain on disposal of investments	$4	$—	$719	$—	$—	$—	$723	$—	$—	$723

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2011
Total net sales and revenue(a)	$45,238	$14,329	$11,610	$8,259	$30	$(4,524)	$74,942	$625	$—	$75,567

Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,967	$714	$239	$231	$26	$—	$3,177	$33	$—	$3,210

Equity income, net of tax and gain on disposal of investments	$1,732	$—	$794	$—	$—	$—	$2,526	$—	$—	$2,526
__________

(a)	Presentation of intersegment sales has been adjusted to conform to the current presentation.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	June 30, 2012	December 31, 2011
Worldwide Employment (thousands)
GMNA	101	98
GME	38	39
GMIO	35	34
GMSA	32	33
GM Financial	4	3
Total Worldwide	210	207

U.S. - Salaried	29	29
U.S. - Hourly	50	48

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Production Volume (units in thousands)(a)
GMNA - Cars	327	308	648	593
GMNA - Trucks	510	516	1,051	1,017
Total GMNA	837	824	1,699	1,610
GME	230	326	522	670
GMIO - Consolidated Entities	309	310	584	567
GMIO - Joint Ventures(b)	786	693	1,578	1,402
Total GMIO	1,095	1,003	2,162	1,969
GMSA	231	247	433	478
Total Worldwide	2,393	2,400	4,816	4,727
__________

(a)	Production volume includes vehicles produced by certain joint ventures.

(b)	The joint venture agreements with SGMW and FAW-GM allow for significant rights as a member as well as the contractual right to report SGMW and FAW-GM joint venture production in China.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Vehicle Sales (units in thousands)(a)(b)(c)
United States
Chevrolet - Cars	246	249	463	430
Chevrolet - Trucks	171	149	321	293
Chevrolet - Crossovers	97	91	178	181
Cadillac	32	36	63	76
Buick	53	49	90	94
GMC	109	97	201	187
Total United States	707	669	1,316	1,262
Canada, Mexico and Other	113	115	209	207
Total GMNA	820	784	1,524	1,468
GME
Opel/Vauxhall	298	341	573	662
Chevrolet	155	145	277	257
Other	1	1	2	2
Total GME	454	488	852	922
GMIO
Chevrolet	277	265	567	523
Wuling	332	267	687	604
Buick	162	159	343	325
GM Daewoo	—	1	—	15
Holden	29	35	61	66
GMC	12	12	22	19
Cadillac	8	9	17	16
Other	43	27	94	57
Total GMIO(d)	863	775	1,791	1,627
GMSA
Chevrolet	253	271	501	516
Other	1	3	2	6
Total GMSA	254	274	504	522
Total Worldwide	2,391	2,320	4,671	4,538
__________

(a)
GMNA vehicle sales primarily represent sales to the end customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(b)	Certain fleet sales that are accounted for as operating leases are included in vehicle sales at the time of delivery to the daily rental car companies.

(c)	Vehicle sales data may include rounding differences.

(d)	Includes the following joint venture sales:

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Joint venture sales in China
SGM	302	290	640	600
SGMW and FAW-GM	368	296	775	672
Joint venture sales in India
HKJV	21	27	49	55

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Market Share(a)(b)
United States - Cars	15.4%	18.5%	14.8%	17.0%
United States - Trucks	23.4%	23.8%	23.1%	24.3%
United States - Crossovers	18.5%	19.2%	17.9%	19.5%
Total United States	18.2%	20.0%	17.7%	19.6%
Total GMNA	17.4%	19.1%	17.1%	18.7%
Total GME	8.8%	9.0%	8.5%	8.7%
Total GMIO(c)	9.2%	9.8%	9.3%	9.5%
Total GMSA	18.2%	19.3%	18.2%	19.0%
Total Worldwide	11.6%	12.3%	11.4%	11.9%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	31.0%	38.6%	32.1%	34.3%
% Fleet Sales - Trucks	30.6%	29.2%	28.0%	25.2%
% Fleet Sales - Crossovers	25.7%	17.0%	21.9%	18.4%
Total Vehicles	29.6%	30.6%	28.2%	27.3%

GMNA Capacity Utilization	100.8%	102.1%	102.2%	99.7%
__________

(a)	Market share information is based on vehicle sales volume.

(b)
GMNA vehicle sales primarily represent sales to the end customer. GME, GMIO and GMSA vehicle sales primarily represent estimated sales to the end customer. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate vehicle sales.

(c)	Includes the following joint venture sales:

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Joint venture sales in China
SGM	302	290	640	600
SGMW and FAW-GM	368	296	775	672
Joint venture sales in India
HKJV	21	27	49	55

General Motors Company and Subsidiaries
Condensed Consolidated Income Statements
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net sales and revenue
Automotive sales and revenue	$37,127	$39,043	$74,455	$74,942
GM Financial revenue	487	330	918	625
Total net sales and revenue	37,614	39,373	75,373	75,567
Costs and expenses
Automotive cost of sales	32,678	33,793	65,588	65,478
GM Financial operating and other expenses	268	186	516	351
Automotive selling, general and administrative expense	2,842	2,924	5,815	5,918
Other automotive expenses, net	5	19	20	25
Goodwill impairment charges	—	—	617	395
Total costs and expenses	35,793	36,922	72,556	72,167
Operating income	1,821	2,451	2,817	3,400
Automotive interest expense	118	155	228	304
Interest income and other non-operating income, net	139	308	414	912
Loss on extinguishment of debt	—	10	18	10
Income before income taxes and equity income	1,842	2,594	2,985	3,998
Income tax expense (benefit)	241	(61)	457	76
Equity income, net of tax and gain on disposal of investments	300	382	723	2,526
Net income	1,901	3,037	3,251	6,448
Net income attributable to noncontrolling interests	(55)	(45)	(90)	(90)
Net income attributable to stockholders	$1,846	$2,992	$3,161	$6,358
Net income attributable to common stockholders	$1,487	$2,524	$2,491	$5,387

Earnings per share
Basic
Basic earnings per common share	$0.95	$1.68	$1.59	$3.58
Weighted-average common shares outstanding	1,569	1,505	1,571	1,505
Diluted
Diluted earnings per common share	$0.90	$1.54	$1.49	$3.27
Weighted-average common shares outstanding	1,671	1,654	1,681	1,661

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

In the three months and six months ended June 30, 2012 GM was required to use the two-class method for calculating earnings per share as the applicable market value of its common stock was below $33.00 per common share in the period ended June 30, 2012.

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Basic earnings per share
Net income attributable to stockholders(a)	$1,846	$2,992	$3,161	$6,358
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(b)	(359)	(468)	(670)	(971)
Net income attributable to common stockholders	$1,487	$2,524	$2,491	$5,387
Weighted-average common shares outstanding - basic	1,569	1,505	1,571	1,505
Basic earnings per share	$0.95	$1.68	$1.59	$3.58
Diluted earnings per share
Net income attributable to stockholders(a)	$1,846	$2,992	$3,161	$6,358
Less: cumulative dividends on preferred stock and undistributed earnings allocated to Series B Preferred Stock participating security(c)	(350)	(447)	(655)	(924)
Net income attributable to common stockholders	$1,496	$2,545	$2,506	$5,434
Weighted-average shares outstanding - diluted
Weighted-average common shares outstanding - basic	1,569	1,505	1,571	1,505
Dilutive effect of warrants	98	147	106	154
Dilutive effect of restricted stock units	4	2	4	2
Weighted-average common shares outstanding - diluted	1,671	1,654	1,681	1,661
Diluted earnings per share	$0.90	$1.54	$1.49	$3.27
__________

(a)	Includes earned but undistributed dividends of $26 million on GM's Series A Preferred Stock and $20 million on GM's Series B Preferred Stock in the three and six months ended June 30, 2012 and 2011.

(b)
Includes cumulative dividends on preferred stock of $214 million and earnings of $145 million that have been allocated to the Series B Preferred Stock holders in the three months ended June 30, 2012 and cumulative dividends on preferred stock of $214 million and earnings of $254 million that have been allocated to the Series B Preferred Stock holders in the three months ended June 30, 2011. Includes cumulative dividends on preferred stock of $429 million and earnings of $241 million that have been allocated to the Series B Preferred Stock holders in the six months ended June 30, 2012 and cumulative dividends on preferred stock of $429 million and earnings of $542 million allocated to the Series B Preferred Stock holders in the six months ended June 30, 2011.

(c)
Includes cumulative dividends on preferred stock of $214 million and earnings of $136 million that have been allocated to the Series B Preferred Stock holders in the three months ended June 30, 2012 and cumulative dividends on preferred stock of $214 million and earnings of $233 million that have been allocated to the Series B Preferred Stock holders in the three months ended June 30, 2011. Includes cumulative dividends on preferred stock of $429 million and earnings of $226 million that have been allocated to the Series B Preferred Stock holders in the six months ended June 30, 2012 and cumulative dividends on preferred stock of $429 million and earnings of $495 million that have been allocated to the Series B Preferred Stock holders in the six months ended June 30, 2011.

General Motors Company and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions, except share amounts)
(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS
Current Assets
Cash and cash equivalents	$22,184	$16,071
Marketable securities	11,381	16,148
Restricted cash and marketable securities	734	1,005
Accounts and notes receivable (net of allowance of $324 and $331)	11,117	9,964
GM Financial finance receivables, net (including gross finance receivables transferred to SPEs of $3,359 and $3,295)	3,478	3,251
Inventories	15,433	14,324
Equipment on operating leases, net	3,819	2,464
Other current assets and deferred income taxes	2,087	1,696
Total current assets	70,233	64,923
Non-current Assets
Restricted cash and marketable securities	1,046	1,228
GM Financial finance receivables, net (including gross finance receivables transferred to SPEs of $6,427 and $5,773)	6,552	5,911
Equity in net assets of nonconsolidated affiliates	7,058	6,790
Property, net	25,026	23,005
Goodwill	28,405	29,019
Intangible assets, net	9,192	10,014
GM Financial equipment on operating leases, net (including assets transferred to SPEs of $478 and $274)	1,324	785
Other assets and deferred income taxes	3,151	2,928
Total non-current assets	81,754	79,680
Total Assets	$151,987	$144,603
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$26,425	$24,551
Short-term debt and current portion of long-term debt
Automotive (including certain debt at GM Korea of $116 and $171)	1,360	1,682
GM Financial	3,732	4,118
Accrued liabilities (including derivative liabilities at GM Korea of $31 and $44)	25,134	22,875
Total current liabilities	56,651	53,226
Non-current Liabilities
Long-term debt
Automotive	3,783	3,613
GM Financial	5,918	4,420
Postretirement benefits other than pensions	6,732	6,836
Pensions	24,558	25,075
Other liabilities and deferred income taxes	12,735	12,442
Total non-current liabilities	53,726	52,386
Total Liabilities	110,377	105,612
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, 2,000,000,000 shares authorized:
Series A (276,101,695 shares issued and outstanding (each with a $25.00 liquidation preference) at June 30, 2012 and December 31, 2011)	5,536	5,536
Series B (100,000,000 shares issued and outstanding (each with a $50.00 liquidation preference) at June 30, 2012 and December 31, 2011)	4,855	4,855
Common stock, $0.01 par value (5,000,000,000 shares authorized and 1,565,941,048 shares and 1,564,727,289 shares issued and outstanding at June 30, 2012 and December 31, 2011)	16	16
Capital surplus (principally additional paid-in capital)	26,399	26,391
Retained earnings	9,889	7,183
Accumulated other comprehensive loss	(5,995)	(5,861)
Total stockholders’ equity	40,700	38,120
Noncontrolling interests	910	871
Total Equity	41,610	38,991
Total Liabilities and Equity	$151,987	$144,603